UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 8, 2003

                           OLD GOAT ENTERPRISES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   333-91356
                            ------------------------
                            (Commission File Number)

           Nevada                                          98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
   of incorporation)

               4526 Neville Street, Burnaby B.C., Canada, V5J 2G8
--------------------------------------------------------------------------------
             (Address of principal executive offices and Zip Code)


Registrant's telephone number, including area code (604) 435-9071

Item 5. Other Events

On September 8, 2003, the board of directors of the  Corporation  approved a ten
(10) for one (1) forward stock split (the "Forward Stock Split") of the Corporation's issued and outstanding common stock. The Corporation will issue nine (9) additional shares of common stock for every one (1) share held by stockholders of record on September 22, 2003. It is anticipated that the additional shares will be mailed to the stockholders immediately after the record date, without any action on the part of the stockholder. This will increase the issued and outstanding share capital of the Corporation from 3,550,000 shares of common stock to 35,500,000 shares of common stock.


Item 9. Regulation FD Fair Disclosure.

On September 8, 2003, our Board of Directors' appointed Ms. Lois Meisinger as our new Chief Executive Officer. She has extensive, hands on business experience and since 1982, has been a partner or sole owner of 12 private companies involved in retail and industrial operations. Ms. Meisinger's appointment followed the resignation as CEO by Mr. Dennis Cox. Mr. Cox is remaining as a director.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


OLD GOAT ENTERPRISES, INC.


/s/ Dennis Cox
---------------------
Dennis Cox, Director

Date: September 11, 2003